The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
NON-FULL DOC

		Minimum	Maximum
Scheduled Principal Balance	$227,178,977	$120	$980,000
Average Scheduled Principal Balance	$157,109
Number of Mortgage Loans	1,446

Arrearage	$774,598	$0	$63,628

Weighted Average Gross Coupon	8.93%	5.10%	17.50%
Weighted Average FICO Score	616	455	797
Weighted Average Combined Original LTV	75.79%	11.45%	100.00%

Weighted Average Original Term	353 months	60 months	360 months
Weighted Average Stated Remaining Term	347 months	25 months	360 months
Weighted Average Seasoning	6 months	0 months	116 months

Weighted Average Gross Margin	6.432%	2.500%	11.050%
Weighted Average Minimum Interest Rate	8.552%	6.450%	13.500%
Weighted Average Maximum Interest Rate	15.544%	13.450%	20.500%
Weighted Average Initial Rate Cap	2.978%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	36 months

Maturity Date		Sep 1 2008	Aug 15 2036
Maximum Zip Code Concentration	0.53%	33414

ARM	66.83%	Cash Out Refinance	79.11%
Fixed Rate	33.17%	Purchase	12.15%
		Rate/Term Refinance	8.73%
2/28 6 MO LIBOR	31.66%
2/28 6 MO LIBOR 40/30 Balloon	30.47%	Condominium	5.28%
2/28 6 MO LIBOR IO	0.33%	Manufactured Housing	0.06%
3/27 6 MO LIBOR	1.72%	PUD	10.87%
3/27 6 MO LIBOR 40/30 Balloon	2.14%	Single Family	81.05%
6 MO LIBOR	0.49%	Townhouse	2.04%
Fixed Rate	26.84%	Two-Four Family	0.69%
Fixed Rate 30/15 Balloon	1.02%
Fixed Rate 40/30 Balloon	5.26%	Investor	0.48%
Fixed Rate IO	0.05%	Primary	98.20%
		Second Home	1.32%
Interest Only	0.38%
Not Interest Only	99.62%	Top 5 States:
		California	25.88%
Prepay Penalty: 0 months	42.55%	Florida	15.74%
Prepay Penalty: 12 months	2.70%	Texas	10.44%
Prepay Penalty: 24 months	12.62%	Arizona	6.73%
Prepay Penalty: 36 months	39.63%	New Jersey	4.73%
Prepay Penalty: 60 months	2.50%
		Bankruptcy	0.21%
First Lien	95.48%	Not Bankruptcy	99.79%
Second Lien	4.52%
		Not Section 32	99.92%
Limited Documentation	22.29%	Section 32	0.08%
No Income Verification	77.71%

NATIONSTAR 2006-B

NON-FULL DOC
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	250	8,076,180.39	3.55%	11.990	260	78.70	607
50,000.01 - 100,000.00	388	28,563,600.22	12.57%	10.262	323	72.66	615
100,000.01 - 150,000.00	231	28,526,897.20	12.56%	9.317	345	73.46	615
150,000.01 - 200,000.00	167	29,120,091.66	12.82%	8.855	353	74.26	613
200,000.01 - 250,000.00	131	29,266,164.98	12.88%	8.589	353	76.27	619
250,000.01 - 300,000.00	94	25,964,433.30	11.43%	8.494	357	76.00	616
300,000.01 - 350,000.00	66	21,300,560.34	9.38%	8.546	358	77.70	614
350,000.01 - 400,000.00	37	13,904,407.22	6.12%	8.288	358	77.38	615
400,000.01 - 450,000.00	25	10,502,456.10	4.62%	8.174	359	76.64	613
450,000.01 - 500,000.00	19	8,929,255.30	3.93%	8.610	359	80.82	599
500,000.01 - 550,000.00	10	5,295,633.83	2.33%	7.376	359	80.65	650
550,000.01 - 600,000.00	14	8,037,306.09	3.54%	8.104	359	81.09	622
600,000.01 - 650,000.00	7	4,370,220.46	1.92%	8.317	359	77.41	612
650,000.01 - 700,000.00	3	2,023,113.94	0.89%	8.180	358	74.24	655
700,000.01 - 750,000.00	2	1,469,145.00	0.65%	6.734	359	65.16	647
800,000.01 - 850,000.00	1	849,511.41	0.37%	8.000	357	62.96	610
950,000.01 - 1,000,000.00	1	980,000.00	0.43%	8.990	360	70.00	566
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	28,470.09	0.01%	5.097	267	70.00	559
6.000 - 6.499	14	4,206,483.08	1.85%	6.448	355	75.62	616
6.500 - 6.999	47	12,687,558.30	5.58%	6.792	354	75.11	637
7.000 - 7.499	73	17,181,285.17	7.56%	7.294	358	75.36	620
7.500 - 7.999	132	33,181,865.09	14.61%	7.779	356	74.80	626
8.000 - 8.499	113	23,815,779.01	10.48%	8.254	356	76.59	623
8.500 - 8.999	233	47,605,419.29	20.96%	8.751	352	74.00	615
9.000 - 9.499	135	21,627,559.97	9.52%	9.252	350	73.95	610
9.500 - 9.999	170	26,352,268.26	11.60%	9.742	347	77.47	607
10.000 -10.499	90	11,132,604.07	4.90%	10.266	343	75.31	596
10.500 -10.999	100	10,882,853.42	4.79%	10.714	334	76.11	598
11.000 -11.499	35	3,146,799.67	1.39%	11.184	299	71.98	591
11.500 -11.999	61	3,532,603.30	1.55%	11.694	305	78.80	612
12.000 -12.499	53	2,716,455.56	1.20%	12.238	314	86.89	631
12.500 -12.999	67	3,766,920.40	1.66%	12.742	280	88.56	623
13.000 -13.499	48	2,431,613.04	1.07%	13.223	304	88.63	617
13.500 -13.999	49	2,124,778.77	0.94%	13.762	289	77.60	590
14.000 -14.499	10	290,404.54	0.13%	14.228	291	77.89	594
14.500 -14.999	10	342,938.45	0.15%	14.696	300	82.75	615
15.000 -15.499	1	26,244.30	0.01%	15.250	305	60.00	576
15.500 -15.999	1	43,326.78	0.02%	15.500	305	53.42	505
16.000 -16.499	1	10,194.95	0.00%	16.375	300	20.79	670
17.000 -17.499	1	32,043.84	0.01%	17.250	291	60.00	497
17.500 -17.999	1	12,508.09	0.01%	17.500	65	65.00	468
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	23	1,333,455.84	0.59%	12.140	273	73.85	479
500-524	42	2,238,771.27	0.99%	11.508	270	72.63	513
525-549	41	3,557,066.83	1.57%	10.395	284	78.78	538
550-574	200	31,995,079.49	14.08%	9.228	349	71.80	563
575-599	269	48,164,011.54	21.20%	8.798	351	75.16	588
600-624	296	53,013,310.50	23.34%	8.616	352	74.89	612
625-649	228	33,586,810.08	14.78%	9.094	348	77.82	635
650-674	194	33,149,917.69	14.59%	8.754	350	79.31	660
675-699	84	10,904,955.83	4.80%	9.056	339	76.05	687
700+	69	9,235,598.37	4.07%	8.550	343	77.57	725
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	124	12,023,692.28	5.29%	9.194	333	40.02	610
50.00- 54.99	29	3,113,892.37	1.37%	9.367	331	52.45	616
55.00- 59.99	59	8,147,041.40	3.59%	8.698	343	57.71	621
60.00- 64.99	69	9,898,229.83	4.36%	8.752	342	62.23	621
65.00- 69.99	115	16,538,751.08	7.28%	9.227	342	67.03	605
70.00- 74.99	156	28,655,996.29	12.61%	8.400	350	71.90	609
75.00- 79.99	192	36,495,672.08	16.06%	8.585	353	76.64	613
80.00	166	21,379,203.26	9.41%	9.321	337	80.00	605
80.01- 84.99	188	40,923,667.36	18.01%	8.482	356	81.28	616
85.00- 89.99	122	26,811,652.91	11.80%	8.911	351	85.90	616
90.00- 94.99	58	14,072,115.36	6.19%	8.962	358	90.29	635
95.00- 99.99	8	567,557.63	0.25%	11.552	305	97.31	660
100.00	160	8,551,505.59	3.76%	12.427	322	100.00	656
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	1	96,211.37	0.04%	9.120	58	65.00	626
96	1	25,812.30	0.01%	11.750	27	80.00	583
120	19	609,474.63	0.27%	11.383	87	58.77	593
144	1	17,869.27	0.01%	12.950	73	45.46	514
180	105	5,968,568.09	2.63%	10.825	157	77.63	622
240	43	2,891,798.00	1.27%	10.110	218	63.78	598
264	1	49,781.85	0.02%	12.750	194	66.73	495
300	3	326,414.42	0.14%	9.648	280	84.84	604
336	1	94,362.50	0.04%	8.570	336	75.49	657
360	1,271	217,098,685.01	95.56%	8.850	355	75.94	616
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	10	293,836.68	0.13%	11.148	53	62.79	601
61-120	48	1,651,689.47	0.73%	11.340	106	64.38	585
121-180	87	5,429,213.15	2.39%	10.812	169	78.88	625
181-240	26	2,284,776.21	1.01%	9.684	233	62.57	603
241-300	96	7,621,656.05	3.35%	10.676	287	76.24	579
301-360	1,179	209,897,805.88	92.39%	8.785	358	75.94	617
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	116	14,407,493.19	6.34%	9.142	334	73.00	612
20.01 -25.00	91	12,422,470.82	5.47%	8.979	343	71.71	612
25.01 -30.00	101	12,279,446.09	5.41%	9.061	336	72.95	614
30.01 -35.00	175	27,198,114.93	11.97%	8.770	348	76.37	614
35.01 -40.00	228	37,447,038.07	16.48%	8.650	349	75.59	617
40.01 -45.00	353	57,110,197.23	25.14%	8.939	347	75.87	617
45.01 -50.00	330	57,959,426.69	25.51%	8.989	351	77.58	619
50.01 -55.00	51	7,953,790.42	3.50%	9.579	350	78.58	595
55.01 -60.00	1	401,000.00	0.18%	8.550	360	42.21	581
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	716	151,818,827.58	66.83%	8.591	357	75.93	613
Fixed Rate	730	75,360,149.86	33.17%	9.605	327	75.49	621
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	413	71,934,290.42	31.66%	9.069	357	74.42	606
2/28 6 MO LIBOR 40/30 Balloon	243	69,228,673.22	30.47%	8.098	359	77.42	621
2/28 6 MO LIBOR IO	3	752,218.58	0.33%	8.226	359	84.74	640
3/27 6 MO LIBOR	22	3,918,629.37	1.72%	8.923	356	75.82	621
3/27 6 MO LIBOR 40/30 Balloon	23	4,868,104.35	2.14%	8.024	358	75.96	608
6 MO LIBOR	12	1,116,911.64	0.49%	9.910	293	75.48	573
Fixed Rate	647	60,971,730.45	26.84%	9.826	326	75.04	618
Fixed Rate 30/15 Balloon	34	2,321,614.90	1.02%	12.140	169	93.92	638
Fixed Rate 40/30 Balloon	48	11,952,154.89	5.26%	8.000	359	74.11	630
Fixed Rate IO	1	114,649.62	0.05%	7.750	358	85.00	620
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	4	866,868.20	0.38%	8.163	359	84.77	637
Not Interest Only	1,442	226,312,109.24	99.62%	8.930	347	75.75	616
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	754	96,655,441.55	42.55%	9.568	343	75.58	616
Prepay Penalty: 12 months	33	6,141,517.04	2.70%	9.373	338	75.33	612
Prepay Penalty: 24 months	148	28,678,510.25	12.62%	8.199	352	79.63	620
Prepay Penalty: 36 months	430	90,023,331.95	39.63%	8.368	356	74.96	615
Prepay Penalty: 60 months	81	5,680,176.65	2.50%	10.093	270	73.44	605
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,255	216,905,563.30	95.48%	8.760	348	74.84	614
Second Lien	191	10,273,414.14	4.52%	12.459	321	95.80	651
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Limited Documentation	308	50,644,344.10	22.29%	8.934	340	77.81	612
No Income Verification	1,138	176,534,633.34	77.71%	8.925	349	75.21	617
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,091	179,732,438.28	79.11%	8.840	348	74.00	611
Purchase	251	27,609,028.88	12.15%	9.713	343	86.01	633
Rate/Term Refinance	104	19,837,510.28	8.73%	8.625	344	77.73	629
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	75	11,997,772.08	5.28%	9.109	353	75.66	625
Manufactured Housing	3	146,397.82	0.06%	11.232	266	76.59	576
PUD	174	24,704,949.78	10.87%	9.175	349	79.07	617
Single Family	1,162	184,126,462.94	81.05%	8.891	346	75.45	614
Townhouse	24	4,630,077.53	2.04%	8.489	356	72.65	633
Two-Four Family	8	1,573,317.29	0.69%	8.917	355	73.61	629
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	23	1,096,867.63	0.48%	11.001	280	62.54	604
Primary	1,398	223,087,154.72	98.20%	8.903	347	76.00	615
Second Home	25	2,994,955.09	1.32%	9.970	350	64.68	638
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	5	425,804.94	0.19%	10.850	360	66.45	622
Arizona	91	15,292,614.85	6.73%	8.524	352	77.49	626
Arkansas	8	729,278.64	0.32%	10.305	319	79.90	591
California	207	58,804,621.32	25.88%	8.295	354	76.33	617
Colorado	20	2,748,345.93	1.21%	8.844	355	85.77	634
Connecticut	17	3,699,563.91	1.63%	8.797	352	72.60	615
Delaware	7	1,116,439.74	0.49%	9.282	330	72.51	642
Florida	201	35,760,598.99	15.74%	8.478	354	74.98	617
Georgia	42	4,877,197.96	2.15%	9.700	335	77.90	603
Idaho	5	663,945.73	0.29%	8.817	341	80.64	585
Illinois	12	926,612.04	0.41%	9.743	340	87.84	649
Indiana	11	774,108.75	0.34%	10.370	297	68.73	611
Iowa	6	737,152.35	0.32%	9.438	353	83.07	598
Kansas	2	178,456.53	0.08%	9.734	359	70.95	622
Kentucky	8	675,496.39	0.30%	10.207	339	80.07	590
Louisiana	15	1,097,139.20	0.48%	10.284	312	74.62	566
Maine	5	760,764.67	0.33%	9.143	334	82.56	624
Maryland	29	6,041,289.74	2.66%	8.840	355	74.72	615
Massachusetts	22	5,648,476.35	2.49%	8.826	356	73.38	618
Michigan	18	1,291,472.41	0.57%	10.462	291	76.71	608
Minnesota	4	195,918.92	0.09%	9.750	285	99.80	636
Mississippi	14	691,362.70	0.30%	12.491	236	70.87	555
Missouri	13	996,551.90	0.44%	10.286	327	77.81	605
Montana	3	278,770.38	0.12%	10.353	339	82.05	564
Nebraska	3	447,715.00	0.20%	9.485	334	75.64	641
Nevada	15	2,090,695.14	0.92%	9.817	359	78.33	612
New Hampshire	7	1,204,601.02	0.53%	8.743	358	68.85	621
New Jersey	47	10,744,863.96	4.73%	9.361	353	76.03	622
New Mexico	11	1,191,774.37	0.52%	9.973	353	78.85	629
New York	31	6,646,446.00	2.93%	9.169	348	71.31	601
North Carolina	24	3,057,537.34	1.35%	10.042	343	76.84	604
Ohio	25	2,219,238.10	0.98%	10.198	342	77.65	583
Oklahoma	16	1,284,116.83	0.57%	9.746	336	73.83	585
Oregon	12	1,745,302.80	0.77%	8.831	346	79.33	636
Pennsylvania	51	5,870,156.44	2.58%	9.112	348	75.08	623
Rhode Island	2	576,633.23	0.25%	8.230	360	73.56	624
South Carolina	22	2,749,923.82	1.21%	9.875	344	76.60	614
Tennessee	23	1,752,631.43	0.77%	10.171	297	78.67	598
Texas	286	23,707,516.20	10.44%	9.801	326	73.50	612
Utah	5	999,860.78	0.44%	9.056	359	77.74	648
Vermont	4	427,912.46	0.19%	9.353	359	75.97	617
Virginia	57	9,804,784.42	4.32%	9.017	351	75.82	619
Washington	31	5,655,112.32	2.49%	8.774	352	78.25	621
West Virginia	4	260,922.32	0.11%	9.537	223	57.11	600
Wisconsin	5	329,249.12	0.14%	11.646	342	74.07	598
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	570,790.23	0.38%	7.848	359	67.73	619
3.500 - 3.999	1	215,515.60	0.14%	8.250	293	80.00	536
4.000 - 4.499	9	4,794,113.82	3.16%	6.670	359	73.11	639
4.500 - 4.999	29	7,452,266.81	4.91%	6.921	355	77.79	629
5.000 - 5.499	51	12,573,075.02	8.28%	7.302	359	75.45	620
5.500 - 5.999	114	26,808,571.80	17.66%	7.795	359	75.38	621
6.000 - 6.499	133	30,193,933.92	19.89%	8.446	357	74.74	614
6.500 - 6.999	103	20,520,232.35	13.52%	8.813	357	77.89	608
7.000 - 7.499	119	23,728,009.51	15.63%	9.299	359	75.85	608
7.500 - 7.999	76	12,334,216.31	8.12%	9.994	356	76.77	601
8.000 - 8.499	55	10,635,917.33	7.01%	10.382	357	78.68	606
8.500 - 8.999	14	1,251,645.97	0.82%	11.650	340	70.63	586
9.000 - 9.499	4	528,439.98	0.35%	11.284	346	67.09	589
9.500 - 9.999	2	57,398.81	0.04%	14.250	304	54.61	515
10.000 -10.499	2	101,178.39	0.07%	12.799	344	45.59	637
10.500 -10.999	1	43,326.78	0.03%	15.500	305	53.42	505
11.000 -11.499	1	10,194.95	0.01%	16.375	300	20.79	670
Total	716	151,818,827.58	100.00%	8.591	357	75.93	613

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	12	4,109,411.93	2.71%	6.454	358	76.08	613
6.500 - 6.999	34	10,857,907.23	7.15%	6.763	359	76.11	631
7.000 - 7.499	53	12,062,971.89	7.95%	7.309	358	74.85	618
7.500 - 7.999	94	23,979,563.48	15.79%	7.793	358	75.50	623
8.000 - 8.499	87	19,703,059.72	12.98%	8.315	356	78.69	618
8.500 - 8.999	156	34,368,631.96	22.64%	8.814	358	74.34	609
9.000 - 9.499	72	13,066,520.02	8.61%	9.285	358	75.45	609
9.500 - 9.999	101	18,935,551.59	12.47%	9.758	357	77.33	606
10.000 -10.499	53	7,921,723.79	5.22%	10.277	358	75.39	592
10.500 -10.999	39	5,858,480.42	3.86%	10.801	354	78.61	602
11.000 -11.499	7	609,120.55	0.40%	11.677	342	66.83	594
11.500 -11.999	4	189,584.35	0.12%	13.357	324	55.04	578
12.500 -12.999	2	83,539.05	0.06%	12.838	264	79.85	573
13.000 -13.499	1	62,566.65	0.04%	13.450	293	70.00	498
13.500 -13.999	1	10,194.95	0.01%	16.375	300	20.79	670
Total	716	151,818,827.58	100.00%	8.591	357	75.93	613

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	12	4,109,411.93	2.71%	6.454	358	76.08	613
13.500 -13.999	34	10,857,907.23	7.15%	6.763	359	76.11	631
14.000 -14.499	53	12,062,971.89	7.95%	7.309	358	74.85	618
14.500 -14.999	97	24,610,685.23	16.21%	7.845	358	75.49	622
15.000 -15.499	87	19,703,059.72	12.98%	8.315	356	78.69	618
15.500 -15.999	155	34,164,888.48	22.50%	8.805	358	74.45	610
16.000 -16.499	72	13,066,520.02	8.61%	9.285	358	75.45	609
16.500 -16.999	99	18,508,173.32	12.19%	9.762	357	77.17	605
17.000 -17.499	54	7,957,087.75	5.24%	10.286	357	75.41	591
17.500 -17.999	41	5,952,123.92	3.92%	10.836	353	78.60	602
18.000 -18.499	6	573,756.59	0.38%	11.642	348	66.03	600
18.500 -18.999	3	144,873.80	0.10%	13.429	331	48.89	587
19.500 -19.999	1	34,606.10	0.02%	12.750	290	79.64	543
20.000 -20.499	1	62,566.65	0.04%	13.450	293	70.00	498
20.500 -20.999	1	10,194.95	0.01%	16.375	300	20.79	670
Total	716	151,818,827.58	100.00%	8.591	357	75.93	613

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	9	696,443.88	0.46%	10.728	258	77.07	557
1.500	2	385,103.80	0.25%	8.216	360	72.20	610
2.000	22	1,355,121.61	0.89%	11.966	293	76.09	541
3.000	683	149,382,158.29	98.40%	8.551	358	75.94	614
Total	716	151,818,827.58	100.00%	8.591	357	75.93	613

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	41	3,566,254.74	2.35%	11.099	307	74.98	575
1.500	666	146,991,149.38	96.82%	8.528	359	75.94	614
2.000	1	35,363.96	0.02%	12.250	244	79.83	490
3.000	8	1,226,059.50	0.81%	8.793	359	77.31	644
Total	716	151,818,827.58	100.00%	8.591	357	75.93	613

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/06	1	70,136.52	0.05%	13.250	301	80.00	523
09/01/06	5	215,838.71	0.14%	12.281	236	75.59	642
09/15/06	1	314,939.75	0.21%	11.000	302	80.00	455
10/01/06	1	34,606.10	0.02%	12.750	290	79.64	543
10/15/06	1	64,856.09	0.04%	9.875	267	80.00	523
11/01/06	2	85,215.42	0.06%	9.361	267	76.66	526
12/01/06	1	96,903.55	0.06%	13.250	304	76.92	501
12/15/06	4	244,507.27	0.16%	11.439	315	62.90	537
12/17/06	1	26,244.30	0.02%	15.250	305	60.00	576
01/01/07	13	1,020,752.67	0.67%	11.475	283	77.94	569
01/15/07	2	40,980.83	0.03%	14.779	305	39.45	551
01/25/07	1	44,710.55	0.03%	13.125	300	75.00	552
02/01/07	6	695,472.54	0.46%	10.568	326	72.72	605
09/01/07	2	180,486.31	0.12%	9.993	349	62.09	613
02/01/08	1	381,936.79	0.25%	9.200	354	80.49	660
04/01/08	5	1,047,543.03	0.69%	9.877	356	72.98	592
04/15/08	22	4,055,009.11	2.67%	8.662	357	70.86	647
05/01/08	91	19,770,393.16	13.02%	8.284	357	75.12	606
05/15/08	62	14,045,728.64	9.25%	8.508	358	77.06	610
06/01/08	125	28,943,632.54	19.06%	8.376	358	76.26	614
06/15/08	59	10,476,668.61	6.90%	9.012	359	74.23	604
07/01/08	128	28,945,020.93	19.07%	8.567	359	77.89	620
07/15/08	35	7,080,139.60	4.66%	9.005	360	74.12	603
08/01/08	101	24,929,905.66	16.42%	8.525	360	75.67	618
08/15/08	3	385,100.00	0.25%	9.214	360	66.12	608
04/15/09	1	144,584.62	0.10%	9.500	357	80.00	614
05/01/09	11	2,443,805.39	1.61%	8.354	357	77.94	618
05/15/09	4	700,635.95	0.46%	8.402	358	72.00	642
06/01/09	13	2,425,376.51	1.60%	8.381	358	73.78	577
07/01/09	7	1,544,341.43	1.02%	7.374	359	77.49	623
07/15/09	2	278,375.00	0.18%	9.307	360	67.08	599
08/01/09	5	1,084,980.00	0.71%	9.144	360	80.94	648
Total	716	151,818,827.58	100.00%	8.591	357	75.93	613

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	1,292	217,961,729.70	95.94%	8.821	351	75.90	618
0.01 - 1,000.00	41	1,879,949.98	0.83%	11.700	252	70.36	577
1,000.01 - 2,000.00	24	1,127,971.42	0.50%	11.571	246	71.26	561
2,000.01 - 3,000.00	18	811,522.83	0.36%	11.639	243	71.22	544
3,000.01 - 4,000.00	10	475,483.25	0.21%	12.780	228	68.64	541
4,000.01 - 5,000.00	13	1,006,001.52	0.44%	10.840	260	78.27	569
5,000.01 - 6,000.00	8	463,734.95	0.20%	12.721	243	78.02	542
6,000.01 - 7,000.00	7	535,242.04	0.24%	10.240	291	66.17	569
7,000.01 - 8,000.00	7	420,578.14	0.19%	11.662	273	67.03	543
8,000.01 - 9,000.00	2	57,226.89	0.03%	15.688	216	56.65	515
9,000.01 - 10,000.00	3	225,878.94	0.10%	11.818	289	72.67	542
10,000.01 - 11,000.00	5	207,623.91	0.09%	11.722	249	81.33	542
11,000.01 - 12,000.00	2	315,770.96	0.14%	10.399	287	85.00	539
12,000.01 - 13,000.00	1	68,713.15	0.03%	13.990	110	66.67	538
13,000.01 - 14,000.00	1	37,491.32	0.02%	13.650	169	50.00	569
14,000.01 - 15,000.00	4	271,254.28	0.12%	10.885	260	80.45	580
16,000.01 - 17,000.00	1	62,566.65	0.03%	13.450	293	70.00	498
17,000.01 - 18,000.00	2	312,791.29	0.14%	9.023	291	77.39	522
19,000.01 - 20,000.00	1	51,810.31	0.02%	14.550	301	52.54	495
20,000.01+	4	885,635.91	0.39%	10.782	297	78.98	534
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	10	476,899.94	0.21%	12.771	233	76.96	578
Not Bankruptcy	1,436	226,702,077.50	99.79%	8.919	347	75.78	616
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	1,441	227,003,877.47	99.92%	8.924	347	75.80	616
Section 32	5	175,099.97	0.08%	12.684	244	62.61	554
Total	1,446	227,178,977.44	100.00%	8.927	347	75.79	616